Exhibit 99.1

Cogent Biosciences Announces Closing of Upsized Public Offering of Common Stock and Pre-funded Warrants and Full Exercise of Underwriters’ Option to Purchase Additional Shares

CAMBRIDGE, Mass. and BOULDER, Colo., June 16, 2022 – Cogent Biosciences, Inc. (Nasdaq: COGT), a biotechnology company focused on developing precision therapies for genetically defined diseases, today announced the closing of its upsized underwritten public offering of 17,899,698 shares of its common stock, and to certain investors in lieu thereof, pre-funded warrants to purchase 3,030,302 shares of its common stock at an exercise price of $0.01 per share. The shares of common stock sold include 2,730,000 shares pursuant to the option to purchase additional shares granted by Cogent to the underwriters, which option was exercised in full. The public offering price of each share of common stock was $8.25 and the public offering price of each pre-funded warrant was $8.24. The aggregate gross proceeds to Cogent from this offering were approximately $172.6 million, before deducting underwriting discounts and commissions and other estimated offering expenses.

The net proceeds from the offering will be used for development, regulatory and commercial preparation activities relating to bezuclastinib and other product candidates, as well as for working capital and general corporate purposes.

Jefferies, Piper Sandler & Co. and Guggenheim Securities, LLC acted as joint book-running managers for the offering. LifeSci Capital also acted as lead manager for the offering.

The securities described above were offered pursuant to a shelf registration statement (File No. 333-264773) filed with the Securities and Exchange Commission (SEC), which became effective on May 24, 2022. A copy of the final prospectus supplement and accompanying prospectus relating to and describing the terms of the offering has been filed with the SEC and may be obtained from the SEC’s website at www.sec.gov, or by request to Jefferies LLC (Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, New York 10022; telephone: 877-821-7388; email: Prospectus_Department@Jefferies.com); or Piper Sandler & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, Minnesota 55402, or by telephone at (800) 747-3924, or by email at prospectus@psc.com; or Guggenheim Securities, LLC: Attention: Equity Syndicate Department, 330 Madison, New York, New York 10017, by telephone at 212-518-9544, or by email at GSEquityProspectusDelivery@guggenheimpartners.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction.

About Cogent Biosciences, Inc.

Cogent Biosciences is a biotechnology company focused on developing precision therapies for genetically defined diseases. The most advanced clinical program, bezuclastinib, is a selective tyrosine kinase inhibitor that is designed to potently inhibit the KIT D816V mutation as well as other mutations in KIT exon 17. KIT D816V is responsible for driving systemic mastocytosis, a serious disease caused by unchecked proliferation of mast cells. Exon 17 mutations are also found in patients with advanced gastrointestinal stromal tumors (GIST), a type of cancer with strong dependence on oncogenic KIT signaling. In addition to bezuclastinib, the Cogent Research Team is developing a portfolio of novel targeted therapies to help patients fighting serious, genetically driven diseases initially targeting FGFR2 and ErbB2. Cogent Biosciences is based in Cambridge, MA and Boulder, CO.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar words expressions are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, our clinical results, the rate of enrollment in our clinical trials and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. We may not actually achieve the forecasts or milestones disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Such forward-looking statements are subject to a number of material risks and uncertainties including but not limited to our capital position and the sufficiency of our capital to fund our operations in future periods; our use of the net proceeds of the underwritten public offering; the impact of the COVID-19 pandemic or similar public health crises on our business; and other risks and uncertainties identified in our filings with the SEC, including our Registration Statement on Form S-3 filed with the Securities and Exchange Commission on May 6, 2022, as may be amended from time to time, together with the accompanying prospectus contained therein and the documents incorporated by reference therein, including our Annual Report on Form 10-K, our Quarterly Report on Form 10-Q and our subsequent periodic reports filed with the SEC, and the preliminary prospectus supplement related to this offering. Any forward-looking statement speaks only as of the date on which it was made. Neither we, nor our affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.

Contact:

Christi Waarich

Senior Director, Investor Relations

christi.waarich@cogentbio.com

617-830-1653